EXHIBIT 99.1

Acura Pharmaceuticals Reports Year-End and Fourth Quarter 2010 Financial Results and Product Development Update

PALATINE, Ill., March 1, 2011 (GLOBE NEWSWIRE) -- Acura Pharmaceuticals, Inc. (Nasdaq:ACUR) today reported a 2010 net loss of $12.7 million or $0.27 per share compared to net loss of $15.8 million or $0.35 per share for 2009. For the quarter ended December 31, 2010, we had a net loss of $2.9 million or $0.06 per share compared to a net loss of $4.1 million or $0.09 per share for the same quarter in 2009.  As of February 28, 2011, we had cash and cash equivalents of approximately $22.2 million with no term indebtedness.

The 2010 and 2009 results include revenues relating to our License, Development, and Commercialization Agreement (the "Agreement") with King Pharmaceuticals Research and Development, Inc. ("King"), a wholly-owned subsidiary of King Pharmaceuticals, Inc. In 2010, we recognized revenues of $3.3 million, of which $1.1 million was the amortized portion of the $30.0 million upfront cash payment received from King in December 2007 and $2.2 million was King's reimbursement of our research and development expenses for Acurox® Tablets. In 2009, we recognized revenues of $3.8 million, of which $3.0 million was the amortized portion of the $30.0 million upfront cash payment received from King in December 2007 and $0.8 million was King's reimbursement of our research and development expenses for Acurox® Tablets.

Research and development (the "R&D") expense during 2010 and 2009 were primarily focused on product candidates utilizing our Aversion® and Impede™ Technologies, including costs of clinical trials and related formulation and laboratory costs, salaries and other personnel related expenses, and R&D facility costs. Included in the 2010 and 2009 R&D results are non-cash stock-based compensation charges of $1.7 million and $1.9 million, respectively, associated with the grant of stock options and restricted stock units. Excluding the stock-based compensation expense, in 2010 there was a $1.7 million increase in R&D expenses compared to 2009 primarily attributable to our ongoing development activities for our benzodiazepine product candidate, the initiation of early stage development of an extended release opioid product candidate, and the development of our Impede™ pseudoephedrine hydrochloride tablet product.

Marketing expenses during 2010 and 2009 consisted primarily of Aversion® Technology customized market research. Our general and administrative expenses primarily consisted of legal, audit and other professional fees, corporate insurance, and payroll. Included in the 2010 and 2009 results are non-cash stock-based compensation charges of $5.1 million and $7.3 million, respectively, associated with the grant of stock options and restricted stock units. Excluding the stock-based compensation expense, there was a decrease of $0.6 million in marketing, general and administrative expenses in 2010 compared to 2009.

Results for the year and quarter ended December 31, 2009 include an income tax charge of $2.5 million arising from changes in the deferred income tax asset valuation reserve associated with net operating loss carryforwards.

The Company's condensed consolidated balance sheets and statements of operations appear below.  Detailed financial statements are included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission.

Acurox® (oxycodone HCl) Tablets

Acurox® Tablets is an orally administered immediate release tablet containing oxycodone hydrochloride (HCl) as its sole active analgesic ingredient and is intended for the relief of moderate to severe pain. On December 17, 2010, King submitted a New Drug Application ("NDA") for Acurox® Tablets to the FDA, including a request for priority review classification. On February 10, 2011 the FDA notified King of the FDA's acceptance for filing of the Acurox® Tablets NDA and the grant of a priority review classification. The priority review classification establishes a non-binding date of June 17, 2011 for the FDA to complete its review of the Acurox® Tablets NDA under the Prescription Drug User Fee Act (PDUFA).

Impede™ Technology

We have developed a pseudoephedrine hydrochloride (PSE) tablet product candidate utilizing our Impede™ Technology. Impede™ Technology utilizes a proprietary mixture of functional inactive ingredients intended to limit or impede extraction of PSE from the tablets for use as a starting material in producing the illicit drug methamphetamine. The unique mixture of inactive ingredients in the Impede™ PSE product candidate are generally recognized as safe. We are currently negotiating with our preferred contract manufacturer for the scale up, manufacture and packaging of commercial quantities of our Impede™ PSE Tablets. It is our expectation to market, sell and distribute our Impede™ PSE Tablets directly to national and regional drug store chains.

About Acura Pharmaceuticals, Inc.

Acura Pharmaceuticals, Inc. is a specialty pharmaceutical company engaged in research, development and manufacture of product candidates intended to introduce limits or impediments to abuse and misuse utilizing our proprietary Aversion® and Impede™ Technologies, and other novel technologies.

The Acura Pharmaceuticals, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4847

Forward Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The most significant of such factors include, but are not limited to, our ability and the ability of King  (to whom we have licensed our Aversion® Technology for certain opioid analgesic products in the United States, Canada and Mexico) and the ability other pharmaceutical companies, if any, to whom we may license our Aversion® Technology or Impede™ Technology, to obtain necessary regulatory approvals and commercialize products utilizing such technologies, the ability to avoid infringement of patents, trademarks and other proprietary rights of third parties, and the ability to fulfill the FDA requirements for approving our product candidates for commercial manufacturing and distribution in the United States, including, without limitation, the adequacy of the results of the laboratory and clinical studies completed to date and the results of laboratory and clinical studies we may complete in the future to support FDA approval of our product candidates, the adequacy of the development program for our product candidates, including whether additional clinical studies will be required to support FDA approval of our product candidates, changes in regulatory requirements, adverse safety findings relating to our product candidates, the risk that the FDA may not agree with our analysis of our clinical studies and may evaluate the results of these studies by different methods or conclude that the results of the studies are not statistically significant, clinically meaningful or that there were human errors in the conduct of the studies or the risk that further studies of our product candidates are not positive or otherwise do not support FDA approval, whether or when we are able to obtain FDA approval of labeling for our product candidates for the proposed indications or for abuse limiting features, whether our product candidates will ultimately deter abuse in commercial settings, and the uncertainties inherent in scientific research, drug development, laboratory and clinical trials and the regulatory approval process. Other important factors that may also affect future results include, but are not limited to: our ability to attract and retain skilled personnel; our ability to secure and protect our patents, trademarks and other proprietary rights; litigation or regulatory action that could require us to pay significant damages or change the way we conduct our business; our ability to compete successfully against current and future competitors; our dependence on third-party suppliers of raw materials; our ability to secure U.S. Drug Enforcement Administration quotas and source the active ingredients for our products in development; difficulties or delays in conducting clinical trials for our product candidates or in the commercial manufacture and supply of our products; and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission. When used in this press release, the words "estimate," "project," "anticipate," "expect," "intend," "believe," and similar expressions identify forward-looking statements.

ACURA PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
	(audited) at December 31,
	2010	2009
Current Assets	$24,441	$30,757
Property, Plant and Equipment, net	1,052	1,160
Total Assets	$25,493	$31,917

Accrued Expenses	$686	$452
Deferred Program Fee Revenue	466	1,555
Stockholders' Equity	24,341	29,910
Total Liabilities and Stockholders' Equity	$25,493	$31,917

ACURA PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	(unaudited) Three Mths Ended Dec 31,		(audited) Twelve Mths Ended Dec 31,
	2010	2009	2010	2009
Revenues
Program Fee Revenue	$233	$389	$1,088	$3,077
Collaboration Revenue	126	361	2,223	758
Total Revenues	359	750	3,311	3,835

Operating Expenses
Research and Development	1,463	1,845	7,177	5,673
Marketing, General and Administrative	1,833	2,982	8,858	11,662
Total Operating Expenses	3,296	4,827	16,035	17,335
Loss from Operations	(2,937)	(4,077)	(12,724)	(13,500)
Other Income (Expense)
Interest Income	11	13	42	147
Other Expense	--	--	(14)	(3)
Total Other Income	11	13	28	144
Loss Before Income Tax	(2,926)	(4,064)	(12,696)	(13,356)
Income Tax Expense	1	20	11	2,479
Net Loss Applicable to Common Stockholders	$(2,927)	$(4,084)	$(12,707)	$(15,835)

Loss Per Common Share Applicable to Common Stockholders
Basic and diluted	$(0.06)	$(0.09)	$(0.27)	$(0.35)

Weighted Average Number of Outstanding Common Shares
Basic and diluted	47,139	46,209	47,029	45,932
CONTACT: Peter A. Clemens, SVP & CFO
         847-705-7709